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  Form of Proxy for Holders of In-the-Money Options — Annual and Special Meeting to be held on                 , 2006

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.
Every holder of an option exerciseable for common shares having an exercise price less than $3.34 ("In-the-Money Options") has the right to appoint some other person of their choice, who need not be a holder of In-the-Money Options, to attend and act on their behalf at the Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.
If the In-the-Money Options are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.
This proxy should be signed in the exact manner as the name appears on the proxy.

4.
If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.
The In-the-Money Options represented by this proxy will be voted as directed by the holder, however, if you appoint the Management representatives as your proxy and such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management unless you abstain in which case your vote will not be counted for or against the applicable matter.

6.
The In-the-Money Options represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the In-the-Money Options will be voted accordingly.

7.
This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Annual and Special Meeting or other matters that may properly come before the Meeting.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

Voting by mail may be the only method for securities held in the name of a corporation or holdings being voted on behalf of another individual.
Voting by mail or by internet, are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined below to vote this proxy. Please have this proxy in hand when you call.

• Call the toll free number listed BELOW from a touch tone telephone. There is NO CHARGE for this call.
• Proxy Instructions must be received by 5:00 p.m. (Pacific Daylight Time),                        , 2006.
1-866-732-VOTE (8683) Toll Free	• Go to the following web site: www.computershare.com/proxy • Proxy Instructions must be received by 5:00 p.m. (Pacific Daylight Time), , 2006.

To vote by telephone or the Internet, you will need to provide your HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER	HOLDER ACCOUNT NUMBER	ACCESS NUMBER

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Proxies submitted must be received by 5:00 p.m. (Pacific Daylight Time), on                        ,                         , 2006.

Appointment of Proxyholder

I/We being holder(s) of In-the-Money Options hereby appoint: J. Ian Giffen, or failing him James D. Dixon or failing him Barry J. Reiter	OR	Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to vote all In-the-Money Options represented by this proxy in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting (the "Meeting") of securityholders of 724 Solutions Inc. to be held at the Fess Parker's Double Tree Resort, 633 East Cabrillo Boulevard, Santa Barbara, CA 93103 on                         , 2006 at 9:00 a.m., Pacific Daylight Time, and at any continuation of the Meeting following any adjournment.

Resolution Management recommends a vote FOR the following resolution. Please read the resolution in full in the accompanying Management Information Circular and Proxy Statement

			For	Against	Abstain
1.	A special resolution (the "Arrangement Resolution") approving the arrangement of the Corporation under Section 182 of the OBCA, the full text of which is attached as Appendix A to the Management Information Circular and Proxy Statement.	➢	☐	☐	☐
2.
In his or her discretion, with respect to any amendment or variation to the matters specified above, or on any further or other business as may properly come before the Meeting or any continuation of the Meeting after any adjournment.

Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Signature(s)

Date